UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FCSTONE GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Iowa	42-1091210
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2829 Westown Parkway, West Des Moines, IA	50266
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-118342

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Not applicable	Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, of FCStone Group, Inc., no par value

Item 1.	Description of Registrant’s Securities to be Registered

A description of the common stock, no par value per share (the “Common Stock”), of FCStone Group, Inc., an Iowa corporation (the “Registrant”), to be registered hereunder is contained in the section entitled “Description of Capital Stock After Restructuring” in the proxy statement-prospectus (the “Proxy Statement-Prospectus”) included in the Registrant’s Form S-4 Registration Statement, No. 333-118342, filed with the Securities and Exchange Commission on August 18, 2004, as amended (the “Registration Statement”), and is incorporated herein by reference.

Item 2.	Exhibits

Exhibit Number	Description of Document

2.1*	Plan of Conversion – included in Appendix A to the Proxy Statement-Prospectus.

3.1**	Amended and Restated Articles of Incorporation of the Registrant (as currently in effect).

3.2**	Bylaws of the Registrant (as currently in effect).

3.2*	Form of Amended and Restated Articles of Incorporation of the Registrant (to be filed with the Iowa Secretary of State prior to closing of the offering) – included in Appendix A to the Proxy Statement-Prospectus.

3.4*	Form of Amended and Restated Bylaws of the Registrant (to be adopted prior to closing of the transaction) – included in Appendix B to the Proxy Statement-Prospectus.

4.1**	Form of Subscription Notice

*	Filed as an appendix to the Proxy Statement-Prospectus included in the Registration Statement No. 333-118342 and incorporated herein by reference.

**	Filed as an exhibit to the Registration Statement No. 333-118342 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned thereto duly authorized.

FCSTONE GROUP, INC.

Date:	December 30, 2004	By:	/s/ Robert V. Johnson
Robert V. Johnson
Chief Financial Officer